Exhibit 10.1

AMENDMENT TO

LETTER AGREEMENT DATED JULY 28, 2010

BETWEEN

COBRA ELECTRONICS CORPORATION

AND

SALLY WASHLOW

WHEREAS, Cobra Electronics Corporation, a Delaware Corporation (the “Company”), and Sally Washlow (“Executive”) entered into a letter agreement dated July 28, 2010 (the “Agreement”);

WHEREAS, the Agreement sets for the terms and conditions of Executive’s employment with the Company; and

WHEREAS, the parties mutually desire to amend certain terms of Executive’s employment with the Company.

NOW THEREFORE, the Agreement shall be amended, effective as of January 4, 2013, as follows:

1. Paragraph 1 of the Agreement shall be amended to substitute the title “President” for the title “Senior Vice President, Marketing and Sales of the Company” as it appears in the first sentence therein.

2. Paragraph 3 of the Agreement shall be amended to substitute the dollar amount “$285,000” for the dollar amount “$220,000” as it appears in the second sentence therein.

3. Paragraph 4 of the Agreement shall be amended to substitute the percentage “40%” for the percentage “35%” as it appears in the first sentence therein.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer this 4th day of January, 2013.

COBRA ELECTRONICS CORPORATION

By:	/s/ James Bazet

Name:	James Bazet

Title:	Chairman and Chief Executive Officer

Date:	January 4, 2013